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                                                                    Exhibit 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Magma Design Automation, Inc. on Amendment No. 7 to Form S-1 of our report dated January 8, 2001 relating to the financial statements of Moscape, Inc. as of December 31, 1999 and for the years ended December 31, 1998 and 1999 (not presented separately herein) appearing in the Prospectus which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 17, 2001